                          OFFER TO PURCHASE FOR CASH

                    All Outstanding Shares of Common Stock
            (Including the Associated Common Stock Purchase Rights)

                                      and

               All Outstanding Warrants to Purchase Common Stock

                                      of

                          LONE STAR INDUSTRIES, INC.

                                      at

                             $50.00 Net Per Share

                                      and

                            $81.25 Net Per Warrant

                                      by

                            LEVEL ACQUISITION CORP.

                    an indirect wholly owned subsidiary of

                                 DYCKERHOFF AG

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON FRIDAY, OCTOBER 1, 1999, UNLESS THE OFFER IS EXTENDED.

                                                              September 3, 1999

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated September 3, 1999 (the "Offer to Purchase") and the related Letters of Transmittal (the green Letter of Transmittal in the case of the Shares and the blue Letter of Transmittal in the case of the Warrants) (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Level Acquisition Corp., a Delaware corporation ("Purchaser"), and an indirect wholly owned subsidiary of Dyckerhoff Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany ("Parent"), to purchase all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Lone Star Industries, Inc., a Delaware corporation (the "Company"), together with the associated rights to purchase common stock (the "Rights") issued pursuant to the Rights Agreement, dated as of November 10, 1994 (the "Rights Agreement") by and between the Company and Chemical Bank, as Rights Agent, at $50.00 per Share, net to the seller in cash without interest, and all of the outstanding Common Stock Purchase Warrants (the "Warrants" and together with the Shares, the "Securities") issued pursuant to the Warrant Agreement dated as of April 13, 1994 between the Company and Chemical Bank, as Warrant Agent, at $81.25 per Warrant, net to the seller in cash without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letters of Transmittal enclosed herewith.

  We are the holder of record of Shares or Warrants held for your account. A tender of such Shares or Warrants can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letters of Transmittal are furnished to you for your information only and cannot be used by you to tender Shares or Warrants held by us for your account.

  We request instructions as to whether you wish us to tender any or all of the Shares or Warrants held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

    1. The tender price for Shares is $50.00 per Share (and the associated Rights), net to you in cash without interest.

    2. The tender price for Warrants is $81.25 per Warrant, net to you in cash without interest.

    3. The Offer is being made for all outstanding Shares (and the associated Rights) and Warrants.

    4. The Board of Directors of the Company has unanimously approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase), and has unanimously determined that the Offer and the Merger are fair to, and in the best interests of, the Company's securityholders and unanimously recommends that the securityholders accept the Offer and tender their Shares and Warrants pursuant to the Offer.

    5. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Friday, October 1, 1999, unless the Offer is extended.

    6. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn immediately prior to the expiration of the Offer a number of Securities representing at least a majority of the Fully Diluted Shares (as defined in the Offer to Purchase) and any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See
  Section 15 of the Offer to Purchase.

    7. Any transfer taxes for Shares or Warrants applicable to the sale of Shares and Warrants to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the appropriate Letter of Transmittal.

  The Offer is being made solely by the Offer to Purchase and the related Letters of Transmittal and is being made to all holders of Securities. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Securities pursuant thereto, Purchaser shall make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Securities in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer being made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

  If you wish to have us tender any or all of your Shares or Warrants, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares or Warrants, all such Shares or Warrants will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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

INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK OF LONE STAR INDUSTRIES, INC. AND ALL OUTSTANDING WARRANTS TO PURCHASE COMMON STOCK OF LONE STAR INDUSTRIES, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated September 3, 1999 and the related Letters of Transmittal in connection with the Offer by Level Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Dyckerhoff Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany, to purchase all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Lone Star Industries, Inc., a Delaware corporation (the "Company"), together with the associated rights to purchase common stock (the "Rights") issued pursuant to the Rights Agreement, dated as of November 10, 1994 (the "Rights Agreement") by and between the Company and Chemical Bank as Rights Agent, and all outstanding Common Stock Purchase Warrants (the "Warrants") issued pursuant to the Warrant Agreement dated as of April 13, 1994 between the Company and Chemical Bank, as Warrant Agent.

  This will instruct you to tender the number of Shares or Warrants indicated below (or if no number is indicated below, all Shares and Warrants) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Number of Shares (and the associated Rights) Tendered:* ___________________ Certificate Nos. (if available):___________________________________________
 Check the box if Shares will be tendered by book-entry transfer: [_]
 Number of Warrants Tendered:** ____________________________________________
 Certificate Nos. (if available): __________________________________________
 Check the box if Warrants will be tendered by book-entry transfer: [_] Account No: _______________________________________________________________
 Dated: ______________________________

                                   SIGN HERE
 Signature(s): _____________________________________________________________
 Please type or print address(es): _________________________________________
 Area Code and Telephone Number: ___________________________________________
 Taxpayer Identification or Social Security Number(s): _____________________

 *Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
**Unless otherwise indicated, it will be assumed that all Warrants held by us for your account are to be tendered.

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